SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2003

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-8144	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F.N.B. Center, 2150 Goodlette Road North, Naples, Florida	34102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(941) 262-7600

(Former name or former address, if changed since last report)

Item 5. Other Events

     On October 8, 2003, F.N.B. Corporation (“FNB”) commenced the solicitation of written consents from certain of the holders of its subordinated notes to the execution of a Second Supplemental Indenture to the Indenture dated as of May 15, 1992 and amended as of January 1, 1994, between FNB and J.P. Morgan Trust Company, National Association, as trustee, pursuant to which the notes were issued. The Second Supplemental Indenture would amend the Indenture to permit FNB to effect its planned spin-off of its Florida operations without causing a default under the Indenture. FNB plans to redeem all outstanding notes of any series of notes as to which the required level of consent to execute the Second Supplemental Indenture is not obtained, and the spin-off is therefore not conditioned upon the receipt of any minimum amount of written consents.

     Additional information regarding the consent solicitation, including pro forma financial information of FNB reflecting the spin-off, is including herewith as Exhibit 99.1, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following exhibit is filed with this Report:

Exhibit
Number	Description of Exhibit

99.1	Consent Solicitation Statement dated October 3, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

	By:	/s/ Thomas E. Fahey

Thomas E. Fahey
Chief Financial Officer

Dated: October 8, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Consent Solicitation Statement dated October 3, 2003